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                                                                    Exhibit 4.11

                          ___% JUNIOR SUBORDINATED NOTE

$___________                                      Dated as of  ___________, 2003

         Kingsway America Inc., a corporation duly organized and existing under the laws of the state of Delaware (hereinafter called "Kingsway America"), for value received, hereby promises to pay to Kingsway U.S. Funding Inc., a corporation duly organized and existing under the laws of the state of Delaware (hereinafter called the "Company"), the principal sum of $_________ on ______________, 2033 (the "Maturity Date"), and, subject to the terms and conditions hereof, to pay interest thereon from __________, 2003, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing __________, 2003, at the rate of ___% per annum, including any Additional Amounts, and any Additional Sums that become payable pursuant to the Junior Subordinated Debenture (defined below), if applicable, until the principal hereof is paid or made available for payment, and at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest, Additional Amounts, and Additional Sums, if applicable, upon and subject to the terms and conditions set forth herein.

         This Subordinated Note is issued in connection with a certain Indenture, dated as of __________, 2003 (the "Indenture"), between the Company, as Issuer, Kingsway Financial Services Inc., as Guarantor, and BNY Midwest Trust Company, as trustee (the "Trustee", which term includes any successor trustee under the Indenture) pursuant to which the Company has issued a ___% Junior Subordinated Debenture Due 2033 in the original principal amount of $_____________ (the "Junior Subordinated Debenture"), and a certain Amended and Restated Declaration of Trust of Kingsway Financial Capital Trust I dated as of __________, 2003 (the "Declaration of Trust"), among the Company, as Depositor, BNY Midwest Trust Company, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein, and the Several Holders, as defined therein. All terms used in this Subordinated Note that are defined in the Indenture and not otherwise defined herein shall have the respective meanings assigned in the Indenture.

         In the event that any Additional Interest, Additional Amounts, Additional Sums or Defaulted Interest becomes payable pursuant to the Junior Subordinated Debenture, or that any amounts become payable thereunder pursuant to a Special Record Date or at any time other than a Regular Record Date, such amounts shall become payable hereunder at such times as may be due and payable pursuant to the Junior Subordinated Debenture.

ARTICLE I PAYMENT TERMS

     Section 1.01 Place and Manner of Payment.

         Payment of the principal of (and premium, if any) and any such interest, including any Additional Interest, any Additional Amounts, and any Additional Sums, if applicable, on this

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Subordinated Note will be made to the Company at the address specified herein or such other place as the holder of this Subordinated Note shall designate to Kingsway America in writing from time to time, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Section 1.02  Computation of Interest.

         Interest on this Subordinated Note will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Section 1.03  Extension Periods.

         So long as no Event of Default (as hereinafter defined) has occurred and is continuing, Kingsway America shall have the right at any time during the term of this Subordinated Note, from time to time, to defer payment of interest on this Subordinated Note for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods Kingsway America shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Kingsway America shall pay all interest (compounded quarterly) then accrued and unpaid, including Additional Interest, any Additional Amounts, and any Additional Sums, if applicable; provided, however, that no Extension Period may extend beyond the Maturity Date. During any such Extension Period, Kingsway America will not (a) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, which includes common and preferred stock (other than any dividends or distributions paid to, or redemptions, purchases, acquisitions or liquidation payments made with respect to, any Subsidiary that is wholly owned, directly or indirectly, by Kingsway America or the Guarantor), or (b) make, or permit any Subsidiary to make, any payment of principal, interest or premium, if any (other than payments under this Subordinated Note), on or repay, repurchase or redeem any debt security that ranks pari passu with or junior in interest to this Subordinated Note, the Junior Subordinated Debenture, the Guarantee or the Guarantee Agreement, or (c) make, or permit any Subsidiary to make, any guarantee payments with respect to any guarantee of any debt security, if such guarantee ranks pari passu with or junior in interest to this Subordinated Note, the Junior Subordinated Debenture, the Guarantee or the Guarantee Agreement. Notwithstanding the foregoing, the following shall not be prohibited: (i) repurchases, redemptions or other acquisitions of shares of capital stock of Kingsway America in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of Kingsway America (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the occurrence of the Event of Default or selection of an Extension Period by Kingsway America, as applicable, (ii) any transactions described in
(a) or (b) above resulting from any reclassification of Kingsway America's capital stock, or the exchange or conversion of any class or series of Kingsway America's capital stock, for any other class or series of Kingsway America's capital stock or the exchange or conversion of any class or series of Kingsway America's Indebtedness for any class or series of Kingsway America's capital stock, (iii) the purchase of fractional interests in shares of Kingsway America's capital stock pursuant to the conversion or exchange

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provisions of such capital stock or the security being converted or exchanged, or (iv) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto. Prior to the termination of any such Extension Period, but provided that no Event of Default has occurred and is continuing, Kingsway America may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 20 consecutive quarterly interest payment periods or extend beyond the Maturity Date. Upon the termination of any Extension Period and the payment of all accrued and unpaid interest (compounded quarterly), including Additional Interest, any Additional Amounts, and any Additional Sums, if applicable, and then due, Kingsway America may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. Kingsway America shall give the holder of this Subordinated Note notice of its election to begin any Extension Period at least five Business Days prior to the Interest Payment Date, or prior to the earlier of (i) the date the Distributions on the Preferred Securities to which the Junior Subordinated Debenture relates, would have been payable under the terms of the Indenture or the Junior Subordinated Debenture except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees of Kingsway Financial Capital Trust I are required to give notice to any exchange or automated quotation system or to holders of such Preferred Securities of the record date or the date such Distributions are payable under the terms of the Indenture or the Junior Subordinated Debenture, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times Kingsway America may elect to begin an Extension Period.

     Section 1.04  Payment on Non-Business Day.

         In any case where any Interest Payment Date or the Maturity Date of this Subordinated Note shall not be a Business Day, then (notwithstanding any other provision of this Subordinated Note) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Maturity Date, as the case may be, provided that no interest will accrue for the period from and after such Interest Payment Date or Maturity Date, as the case may be, except that if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day (without any reduction of interest or any other payment in respect of such acceleration), in each case, with the same force and effect as if made on such date.

     Section 1.05  Prepayment.

         Upon each redemption of all or any portion of the Junior Subordinated Debenture in accordance with the terms of the Indenture, Kingsway America shall make on the day of such redemption a mandatory prepayment of all or a portion, as applicable, of the principal amount of this Subordinated Note in an amount equal to the principal amount of the Junior Subordinated Debenture so redeemed. Each such prepayment of a principal amount of this Subordinated Note shall be accompanied by payment of all accrued but unpaid interest and other charges thereon, including any Additional Interest, Additional Amounts and Additional Sums, if applicable, with respect to such principal amount. All prepayments on account of the indebtedness evidenced by

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this Subordinated Note shall be first applied to accrued and unpaid interest on the unpaid principal balance of this Subordinated Note and to all other sums, if any, then due the holder hereof hereunder in such order as the holder hereof may determine, and the remainder, if any, to said unpaid principal balance, or as otherwise set forth in the Indenture governing the application of money collected by the Trustee in connection with the Junior Subordinated Debenture.

ARTICLE II SUBORDINATION PROVISIONS

     Section 2.01  Subordination to Senior Debt.

         Notwithstanding any other provision in this Subordinated Note or any other document related thereto, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on, any Additional Amounts, and if applicable, any Additional Sums under this Subordinated Note (all such amounts together being herein sometimes referred to as the "Subordinated Note Obligations") are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt (as defined below) to the extent and in the manner set forth in this Subordinated Note.

         As used herein, "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Kingsway America whether or not such claim for post-petition interest is allowed in such proceeding), on Indebtedness of Kingsway America, whether incurred on or prior to the date of this Subordinated Note or thereafter incurred, including, without limiting the generality of the foregoing, the Indebtedness of Kingsway America under (i) Indebtedness with respect to that certain Guaranty by Kingsway America, dated as of February 23, 1999, in favor of LaSalle Bank National Association, as Administrative Agent, in connection with the US $100,000,000 Credit Facility Credit Agreement dated as of February 23, 1999, as amended, among Kingsway Financial Services Inc. and Kingsway U.S. Finance Partnership, as Borrowers, the Lenders named therein, LaSalle Bank National Association, as Administrative Agent and Co-Syndications Agent, Canadian Imperial Bank of Commerce, as Co-Syndications Agent and Documentation Agent, and Canadian Imperial Bank of Commerce New York Agency, together with any amendments, revisions, supplements, increases, restatements, modifications, extensions, renewals, or replacements thereof; and (ii) Indebtedness with respect to that certain Guaranty by Kingsway America, dated as of May 27, 2003, in favor of Canadian Imperial Bank of Commerce, as Administrative Agent, in connection with the CDN $66,500,000 Amended Credit Agreement dated as of May 27, 2003, as amended, among Kingsway Financial Services Inc. and Kingsway U.S. Finance Partnership, as Borrowers, the Lenders named therein, Canadian Imperial Bank of Commerce, as Administrative Agent, LaSalle Bank National Association as Syndication Agent and CIBC World Markets, as Sole Lead Arranger and Book Runner, together with any amendments, modifications, extensions, renewals, or replacements thereof; provided, however, that notwithstanding the foregoing, Senior Debt shall include all fees, costs, charges, expenses and other amounts owing in respect of the Indebtedness described in clauses (i) and (ii) above; and provided, further, that Senior Debt shall not be deemed to include (1) any Additional Junior Indebtedness, (2) trade accounts payable by Kingsway America arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to Kingsway America's obligations under this Subordinated Note), (3) obligations with respect to

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which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu, junior or otherwise not superior in right of payment to Kingsway America's obligations under this Subordinated Note or (4) Indebtedness of Kingsway America to an employee or Affiliate of Kingsway America. Senior Debt shall continue to be Senior Debt and be entitled to the subordination provisions irrespective of any amendment, revision, supplement, increase, restatement, modification or waiver of any term of such Senior Debt.

         As used herein, "Additional Junior Indebtedness" means, without duplication and other than this Subordinated Note, any Indebtedness, liabilities or obligations of Kingsway America, or any subsidiary of Kingsway America, under debt securities (or guarantees in respect of debt securities) issued to any trust, or a trustee of a trust, partnership or other entity affiliated with Kingsway America that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of Kingsway America or any Subsidiary of Kingsway America in connection with the issuance by that entity of preferred securities or other securities.

     Section 2.02  Payment Over of Proceeds Upon Dissolution, etc.

         In the event of (a) any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Kingsway America, its creditors or its property,
(b) any proceeding for the liquidation, dissolution, or other winding up of Kingsway America, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by Kingsway America for the benefit of creditors or (d) any other marshaling of the assets of Kingsway America (each such event, if any, herein sometimes referred to as a "Proceeding"), then the holders of Senior Debt shall be entitled to receive payment in full of all amounts payable in respect of such Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the holder of this Subordinated Note is entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities, on account of any Subordinated Note Obligations or on account of the purchase or other acquisition of this Subordinated Note by Kingsway America or any Subsidiary of Kingsway America and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of this Subordinated Note in any such Proceeding.

         In the event that, notwithstanding the foregoing provisions of this
Section 2.02, Kingsway America or any Subsidiary of Kingsway America shall make any payment or distribution in payment of any Subordinated Note Obligations hereunder to the holder of this Subordinated Note before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, then and in such event such payment or distribution shall be held in trust for and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Kingsway America for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all

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Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include shares of stock of Kingsway America as reorganized or readjusted, or securities of Kingsway America or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as this Subordinated Note is so subordinated as provided herein. The consolidation of Kingsway America with, or the merger of Kingsway America into, another Person or the liquidation or dissolution of Kingsway America following the sale of all or substantially all of its properties and assets as an entirety to another Person or the liquidation or dissolution of Kingsway America following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section 11.02 of the Indenture applicable to the Guarantor shall not be deemed a Proceeding for the purposes of this Section.

     Section 2.03 Prior Payment to Senior Debt Upon Acceleration of Subordinated Note.

         In the event that this Subordinated Note is declared due and payable before the Maturity Date, then and in such event the holders of the Senior Debt outstanding at the time this Subordinated Note so becomes due and payable shall first be entitled to receive payment in full of all amounts due on or in respect of such Senior Debt (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the holder of this Subordinated Note will be entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities by Kingsway America on account of the Subordinated Note Obligations or on account of the purchase or other acquisition of this Subordinated Note by Kingsway America or any Subsidiary of Kingsway America; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable arising in the ordinary course of business.

         In the event that, notwithstanding the foregoing provisions of this
Section 2.03, Kingsway America or any Subsidiary of Kingsway America shall make any payment or distribution in payment of any Subordinated Note Obligations to the holder of this Subordinated Note under the conditions contemplated by the foregoing provisions of this Section 2.03, then and in such event such payment or distribution shall be held in trust for and paid over and delivered forthwith to Kingsway America.

         The provisions of this Section shall not apply to any payment with respect to which Section 2.02 would be applicable.

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    Section 2.04 No Payment When Senior Debt in Default.

       In the event and during the continuation of any default by Kingsway America in the payment of any amounts payable in respect of any Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no direct or indirect payment or distribution of any kind or character, by Kingsway America under this Subordinated Note or otherwise, whether in cash, property or securities shall be made or agreed to be made by Kingsway America on account of any Subordinated Note Obligations or on account of any redemption, repayment, retirement, purchase or other acquisition of this Subordinated Note by Kingsway America or any Subsidiary.

       In the event that, notwithstanding the foregoing provisions of this
Section 2.04, Kingsway America or any Subsidiary of Kingsway America shall make any payment or distribution in payment of any Subordinated Note Obligations to the holder of this Subordinated Note under the conditions contemplated by the foregoing provisions of this Section 2.04, then and in such event such payment or distribution shall be held in trust for and paid over and delivered forthwith to Kingsway America.

       The provisions of this Section shall not apply to any payment with respect to which Section 2.02 would be applicable.

    Section 2.05 Payment Permitted If No Default.

       Nothing contained in this Article or elsewhere in this Subordinated Note shall prevent Kingsway America, at any time except during the pendency of any Proceeding referred to in Section 2.02 or under the conditions described in
Section 2.03 or Section 2.04 from making payments at any time of any Subordinated Note Obligations.

    Section 2.06 Subrogation to Rights of Holders of Senior Debt.

       Subject to the payment in full of all Senior Debt, the holder of this Subordinated Note shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the Subordinated Note Obligations shall be paid in full. For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holder of the Subordinated Note would be entitled except for the provisions of this Article II, and no payment over pursuant to the provisions of this Article II to the holders of Senior Debt by the holder of this Subordinated Note shall, as among Kingsway America, its creditors other than holders of Senior Debt, and the holder of this Subordinated Note, be deemed to be a payment or distribution by Kingsway America to or on account of the Senior Debt.

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    Section 2.07 Provisions Solely to Define Relative Rights.

       The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holder of this Subordinated Note on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Subordinated Note is intended to or shall (a) impair, as between Kingsway America and the holder of this Subordinated Note, the obligations of Kingsway America, which are absolute and unconditional, to pay to the holder of this Subordinated Note the Subordinated Note Obligations as and when the same shall become due and payable in accordance with their terms; or
(b) affect the relative rights against Kingsway America of the holder of this Subordinated Note and creditors of Kingsway America other than their rights in relation to the holders of Senior Debt; or (c) prevent the holder of this Subordinated Note from exercising all remedies otherwise permitted by applicable law upon default under this Subordinated Note including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to such holder.

    Section 2.08 No Waiver of Subordination Provisions.

       No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Kingsway America or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Kingsway America with the terms, provisions and covenants of this Subordinated Note, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

    Section 2.09 Reliance on Judicial Order or Certificate of Liquidating
Agent.

       Upon any payment or distribution of assets of Kingsway America referred to in this Article, the holder of this Subordinated Note shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the holder of this Subordinated Note, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of Kingsway America, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

ARTICLE III DEFAULT

    Section 3.01 Event of Default.

       As used herein, "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it may be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

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       (i)   default in the payment of any interest upon this Subordinated Note, including Additional Interest in respect thereof, or any Additional Amounts payable with respect thereto, when it becomes due and payable, and continuance of such default for a period of 30 calendar days (subject to the deferral of any due date in the case of an Extension Period);

       (ii) default in the payment of the principal of (or premium, if any, on) this Subordinated Note, or any Additional Amounts payable with respect thereto, when it becomes due and payable;

       (iii) default in the performance, or breach, of any covenant or warranty of Kingsway America in this Subordinated Note (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section 3.01 specifically dealt with), and continuance of such default or breach for a period of 60 calendar days after there has been given, by registered or certified mail, to Kingsway America by the holder of this Subordinated Note, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

       (iv) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of Kingsway America in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging Kingsway America a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of Kingsway America under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of Kingsway America or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

       (v) the commencement by Kingsway America of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Kingsway America in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief with respect to Kingsway America under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of Kingsway America or of any substantial part of its property pursuant to any such law, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Kingsway America in furtherance of any such action; or

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       (vi)  An occurrence of an Event of Default under the Indenture or the
    Junior Subordinated Debenture.

    Section 3.02 Acceleration.

       (a) If an Event of Default (other than an Event of Default arising under Section 3.01(a)(iv) or (v)) occurs and is continuing, then the holder hereof may declare the principal amount of this Subordinated Note to be due and payable immediately, by a notice in writing to Kingsway America. Upon any such declaration, all Subordinated Note Obligations shall become immediately due and payable. If an Event of Default arising under Section 3.01(a)(iv) or
    (v) occurs, then all Subordinated Note Obligations shall become immediately due and payable without any declaration or other act on the part of the holder of this Subordinated Note.

       (b) In the event that payment of the principal amount of the Junior Subordinated Debenture is declared to be due and payable immediately, pursuant to the applicable terms of the Indenture and the Junior Subordinated Debenture, then upon any such declaration, all Subordinated Note Obligations shall become immediately due and payable without any declaration or other act on the part of the holder of this Subordinated Note; provided, however, that in the event such a declaration of acceleration under the Junior Subordinated Note shall have been rescinded in accordance with the applicable terms of the Indenture and the Junior Subordinated Debenture, then the acceleration pursuant to the terms of this
    Section 3.02(b) shall be deemed rescinded.

       (c) In the event that an Event of Default pursuant to the Junior Subordinated Debenture shall have been waived in accordance with the applicable provisions of the Indenture and the Junior Subordinated Debenture, then such Event of Default, to the extent that it constitutes an Event of Default under this Subordinated Note, shall also be deemed to be waived without any notice or other act on the part of the holder of this Subordinated Note. Upon any such waiver, any Event of Default hereunder to the extent arising from such Event of Default under the Junior Subordinated Debenture will be deemed to have been cured and will cease to exist, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

    Section 3.03 Rights and Remedies Cumulative.

       No right or remedy herein conferred upon or reserved to the holder of this Subordinated Note is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

    Section 3.04 Delay or Omission in Exercise of Rights not a Waiver of Event of Default.

       No delay or omission of the holder of this Subordinated Note to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given

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by this Subordinated Note or by law to the holder of this Subordinated Note may be exercised from time to time, and as often as may be deemed expedient, by the holder of this Subordinated Note.

    Section 3.05 Costs of Collection.

       If this Subordinated Note is past due and is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceedings, then Kingsway America shall pay to the holder hereof all reasonable attorneys' fees, costs and expenses incurred in connection therewith in addition to all other amounts due hereunder.

ARTICLE IV OTHER PROVISIONS

    Section 4.01 Governing Law.

       This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

    Section 4.02 Successors and Assigns.

                  This Subordinated Note shall be binding upon Kingsway America and its successors and assigns, and shall inure to the benefit of the holder hereof and its successors and assigns.

    Section 4.03 Notices.

       Any notice required or permitted to be given pursuant hereto, or in connection herewith, shall be (a) in writing and shall be deemed to be given (i) when delivered in person, (ii) on the second business day after deposit in a regularly maintained receptacle of the United States mail, as registered or certified mail, postage prepaid, return receipt requested, (iii) when received if sent by overnight courier, personal delivery or telecopier transmission, and
(b) to Kingsway America addressed to 1515 Woodfield Road, Suite 820, Schaumburg, Illinois 60173, Attention: President; and to the holder hereof addressed to it c/o Kingsway America Inc., 1515 Woodfield Road, Suite 820, Schaumburg, Illinois 60173, Attention: President, or such other address as either such party may designate in writing to the other from time to time.

    Section 4.04 Invalidity of Particular Provisions.

       In case any one or more of the provisions contained in this Subordinated
Note is for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Subordinated Note, but this Subordinated Note will be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

    Section 4.05 Effect of Headings.

       The Article and Section headings herein are for convenience only and will not affect the construction of this Subordinated Note.

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    Section 4.06 Usury.

       Notwithstanding any provisions of this Subordinated Note to the contrary, it is the intent of Kingsway America and the holder hereof that the holder hereof shall never be entitled to receive, collect or apply as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Subordinated Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event the holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excess interest shall be deemed a permitted partial prepayment of principal and treated hereunder as such; and if the principal of the indebtedness secured hereby is paid in full, any remaining excess funds shall forthwith be paid to Kingsway America. In determining whether or not interest of any kind payable hereunder, under any specific contingency, exceeds the highest lawful rate, Kingsway America and the holder hereof shall, to the maximum extent permitted under applicable law, (1) characterize any non-principal payment as an expense, fee or premium rather than as interest and (2) amortize, prorate, allocate and spread, to the end that the interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law; provided that if the amount of interest received for the actual period of existence thereof exceeds the maximum lawful rate, the holder shall refund to Kingsway America the amount of such excess. Kingsway America shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.

    Section 4.07 Pari Passu Ranking.

       The obligations of Kingsway America under this Subordinated Note shall rank pari passu in right of payment to the obligations of Kingsway America relating to securities issued by Kingsway Connecticut Statutory Trust I, Kingsway Connecticut Statutory Trust II and Kingsway Delaware Statutory Trust III.

       IN WITNESS WHEREOF, this instrument has been duly executed and delivered as of the date first written above.

                                                   KINGSWAY AMERICA INC.


                                                   By:__________________________
                                                      Name:
Attest:                                               Title:

By:____________________________

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